Exhibit 10.6

THIRD AMENDMENT TO LOAN AGREEMENT

This THIRD AMENDMENT TO LOAN AGREEMENT (this “Third Amendment”) is made and entered into as of June 27, 2005, by and among CORAUTUS GENETICS INC., a Delaware corporation (“Parent”), its wholly-owned subsidiary, VASCULAR GENETICS INC., a Delaware corporation (“VGI” and, together with the Parent, the “Issuers”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Purchaser” and, together with the Issuers, the “Parties”).

WHEREAS, the Parties entered into a Loan Agreement dated as of July 30, 2003, as amended by a First Amendment dated as of December 29, 2003 and a Second Amendment dated as of July 22, 2004 (collectively, the “Loan Agreement”), pursuant to which the Purchaser agreed to subscribe for, subject to the terms and conditions of the Loan Agreement, certain senior convertible promissory notes of the Issuers;

WHEREAS, the Purchaser and the Parent have entered into an Investment Agreement dated as of June 27, 2005 (the “Second Investment Agreement”), pursuant to which the Purchaser has agreed to purchase certain capital stock of the Parent;

WHEREAS, the Parties have agreed to modify Milestone III (as defined in the Loan Agreement) to change the nature of such milestone, and the execution and delivery of this Third Amendment is a condition precedent to the closing of the Second Investment Agreement; and

WHEREAS, capitalized terms that are not defined in this Third Amendment shall have the meanings assigned to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations and warranties, agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

1. The definition of “Milestone III” set forth in Article I, Section 1.01 of the Loan Agreement, shall be deleted and replaced with the following:

“Milestone III” means the closing of an equity round of financing from one or more parties other than Purchaser, on or after June 21, 2005, with net proceeds received by the Company of at least $5,000,000 in the aggregate.

2. All provisions of the Loan Agreement as specifically amended by this Third Amendment are hereby in all respects ratified and confirmed.

3. This Third Amendment may be signed in one or more counterparts, which when taken together shall constitute one and the same Third Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CORAUTUS GENETICS INC. as Issuer

By:	/s/ Richard E. Otto
Richard E. Otto
President and Chief Executive Officer

VASCULAR GENETICS INC. as Issuer

By:	/s/ Richard E. Otto
Richard E. Otto
President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION as Purchaser

By:	/s/ Lawrence C. Best
Lawrence C. Best
Executive Vice President & Chief Financial Officer